EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-284519 on Form S-6 of our report dated March 14, 2025, relating to the Statement of Financial Condition, including the portfolio of investments, of Morgan Stanley Portfolios, Series 78, comprising Stocks for 2027, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 14, 2025